                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2

                            THE TIMES MIRROR COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (IN THOUSAND OF DOLLARS, EXCEPT RATIO)

                                                             YEAR TO DATE ENDED
                                                               JUNE 30, 1996
                                                             ------------------
Fixed Charges
 Interest expense...........................................      $ 15,990
 Portion of rents deemed to be interest.....................         9,887
 Amortization of debt expense...............................           127
                                                                  --------
  Total Fixed Charges.......................................      $ 26,004
                                                                  ========
Earnings
 Income from continuing operations before income taxes......      $127,546
 Fixed charges..............................................        26,004
 Amortization of capitalized interest.......................         2,113
 Distributed income from less than 50% owned unconsolidated
  affiliates................................................           252
 Subtract: Equity income from less than 50% owned
  unconsolidated affiliates.................................          (200)
                                                                  --------
  Total Earnings............................................      $155,715
                                                                  ========
Ratio of earnings to fixed charges..........................           6.0x

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2

                            THE TIMES MIRROR COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                     (IN THOUSAND OF DOLLARS, EXCEPT RATIO)

                                                              YEAR TO DATE ENDED
                                                                JUNE 30, 1996
                                                              ------------------
Fixed Charges
 Interest expense...........................................       $ 15,990
 Portion of rents deemed to be interest.....................          9,887
 Amortization of debt expense...............................            127
                                                                   --------
  Total Fixed Charges.......................................         26,004
Preferred Stock Dividend Requirements.......................         36,986
                                                                   --------
 Fixed Charges and Preferred Stock Dividends................       $ 62,990
                                                                   ========
Earnings
 Earnings from continuing operations before income taxes....       $127,546
 Fixed charges..............................................         26,004
 Amortization of capitalized interest.......................          2,113
 Distributed income from less than 50% owned unconsolidated
  affiliates................................................            252
 Subtract: Equity income from less than 50% owned
  unconsolidated affiliates.................................           (200)
                                                                   --------
  Total Earnings............................................       $155,715
                                                                   ========
Ratio of earnings to fixed charges and preferred stock divi-
 dends......................................................            2.5x